Exhibit 99.1

Live Ventures Reports First Profitable Quarter in

27 Quarters on Record Sales Volume

LAS VEGAS, December 10, 2015 – Live Ventures Incorporated (NASDAQ:LIVE) (“Live Ventures” or the “Company”), a diversified growth holding company, today announced that its fourth quarter of its 2015 fiscal year was its first profitable quarter in the last 27 quarters (approximately 3.5 years since current management took over), which is attributed in part to the Company’s record sales of $18.1M for the quarter.

The Company realized approximately $2.0M in Adjusted EBITDA earnings (unaudited) or approximately $0.12 per share during the quarter, compared to a reported loss in the same period during fiscal year 2014*. Further, revenues for the quarter were a record $18.1M, representing an increase of approximately 450% over the same period last year. Management expects further, continuing improved financial performance in the coming quarters.

“We are now seeing the result of our work and dedication over the last two years with regard to acquisitions and honing our strategic approach as illustrated by record revenues and Adjusted EBITDA for the first time since we assumed management of the company,” said Jon Isaac, CEO of Live Ventures Incorporated.  “We believe Live Ventures is now on track, and with the recent completion of the remaining 20% of our stake in Marquis Industries Inc., we expect to see continued top-line and bottom-line increases in the coming quarters.  We appreciate the loyalty of our stockholders who have continued to believe in our vision for a profitable company.”

* The Adjusted EBTIDA figure is defined as earnings before interest ($286,000), taxes ($645,000), depreciation and amortization ($547,000), and non-recurring charges related to the closing of our most recent acquisition, Marquis Industries Inc. ($794,000). The Company’s full-year financial statements will be reported in its Annual Report on Form 10-K and will be subject to standard, year-end audit adjustments..

About Live Ventures Incorporated

Live Ventures Incorporated is a diversified holding company with several wholly owned subsidiaries and a strategic focus on acquiring profitable companies that have demonstrated a strong history of earnings power. Live Ventures Incorporated provides, among other businesses, marketing solutions that boost customer awareness and merchant visibility on the Internet. We operate a deal engine, which is a service that connects merchants and consumers via an innovative platform that uses geo-location, enabling businesses to communicate real-time and instant offers to nearby consumers. In addition, we maintain, through our subsidiary, ModernEveryday, an online consumer products retailer and, through our subsidiary, Marquis Industries, a specialty, high-performance yarns manufacturer, hard-surfaces re-seller, which is a top-10 high-end residential carpet manufacturer in the United States. Marquis Industries, through its A-O Division, utilizes its state-of-the-art yarn extrusion capacity to market monofilament textured yarn products to the artificial turf industry. Marquis Industries is the only manufacturer in the world that can produce certain types of yarn prized by the industry.

Forward-Looking and Cautionary Statements

This press release contains “forward-looking” statements that are based on present circumstances and on Live Ventures’ predictions with respect to events that have not occurred, that may not occur, or that may occur with different consequences and timing than those now assumed or anticipated. Such forward-looking statements, including any statements regarding the plans and objectives of management for future operations or products, the market acceptance or future success of our products, and our future financial performance, are not guarantees of future performance or results and involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements. Forward-looking statements are made only as of the date of this release and Live Ventures does not undertake and specifically declines any obligation to update any forward-looking statements. Readers should not place undue reliance on these forward-looking statements.

Contact:

Live Ventures Incorporated

Tim Matula, investor relations

212-378-6721

press@livedeal.com

http://livedeal.com/pressroom

Source: LiveDeal Inc./Live Ventures Incorporated